UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2018

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 629-1200

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 29, 2018, Avangrid, Inc., a New York corporation (the “Company”), New York State Electric & Gas Corporation (“NYSEG”), Rochester Gas and Electric Corporation (“RGE”), Central Maine Power Company (“CMP”), The United Illuminating Company (“UI”), Connecticut Natural Gas Corporation (“CNG”), The Southern Connecticut Gas Company (“SCG”) and The Berkshire Gas Company (“BGC” and together with the Company, NYSEG, RGE, CMP, UI and CNG, the Borrowers”) entered into a revolving credit facility with a syndicate of banks (the “Credit Facility”), that provides for maximum borrowings of up to $2.5 billion in the aggregate.

This Credit Facility replaces and supersedes the prior revolving credit facility entered into by the Borrowers with a syndicate of banks on April 5, 2016 with a maturity date of April 5, 2021, which provided for maximum borrowings of up to $1.5 billion in the aggregate on substantially similar terms as the Credit Facility.

Under the terms of the Credit Facility, each joint borrower has a maximum borrowing entitlement, or sublimit, which can be periodically adjusted to address specific short-term capital funding needs, subject to the maximum limit established by the banks. The Company’s maximum sublimit is $2 billion, NYSEG, RGE, CMP and UI have maximum sublimits of $400 million, CNG, and SCG have maximum sublimits of $150 million and BGC has a maximum sublimit of $40 million.

The Credit Facility contains no rating triggers that would cause default, acceleration or puts but does contain rating sensitive pricing and pricing that is sensitive to the reduction of the Borrower’s consolidated greenhouse gas emissions intensity. The Credit Facility also contains negative covenants, including one that sets the ratio of maximum allowed consolidated debt to consolidated total capitalization at 0.65 to 1.00, for each borrower.

Under the Credit Facility, each of the borrowers will pay an annual facility fee that is dependent on their credit rating. The initial facility fees will range from 12.5 to 17.5 basis points. The maturity date for the Credit Facility is June 29, 2023.

The description above is only a summary of the material provisions of the Credit Facility and does not purport to be complete and is qualified in its entirety by reference to the provisions in such Credit Facility, a copy of which is attached hereto as Exhibit 10.1.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Revolving Credit Agreement, dated as of June 29, 2018, among Avangrid, Inc., New York State Electric & Gas Corporation, Rochester Gas and Electric Corporation, Central Maine Power Company, The United Illuminating Company, Connecticut Natural Gas Corporation, The Southern Connecticut Gas Company, The Berkshire Gas Company, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, MUFG Bank, LTD. and Santander Bank, N.A., as Co-Documentation Agents, Bank of America, N.A., as Syndication Agent, Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, as Sustainability Agent, and JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, , MUFG Bank, LTD., Santander Bank, N.A., and BBVA Securities, as Joint Lead Arrangers and Joint Bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President – General Counsel and Secretary; Chief Compliance Officer

Dated: June 29, 2018

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